                                                                   EXHIBIT 10.30


                               HEALTHCENTRAL.COM
                           CONTENT LICENSE AGREEMENT

     This Content License Agreement (the "Agreement") is made as of December 6, 1999 (the "Effective Date") by and between HealthCentral.com, a Delaware corporation with offices at Marketplace Tower, 6001 Shellmound Street, Suite 800, Emeryville, CA 94608 ("HealthCentral"), and Covert Bailey, an individual ("Bailey").

                                   BACKGROUND
                                   ----------

     A. HealthCentral owns and operates an Internet network currently consisting of a website known as "HealthCentral.com" (the "HealthCentral Network").

     B. Bailey has developed and/or produced and expects to continue to develop and/or produce works on health and fitness topics consisting of books, audio tapes, video tapes and radio and television content, and may in the future develop and/or produce additional products relating to health and fitness topics.

     C. Bailey wishes to license certain content to HealthCentral and to make such content available to End-Users via the HealthCentral Network, and HealthCentral wishes to obtain such a license; and the parties desire that HealthCentral use Bailey's name, as well as Bailey's approved likeness and image (collectively, the "Name") in connection with the distribution of certain content over the internet and other interactive media (excluding television and radio).

     In consideration of the foregoing, and the mutual promises contained herein, the parties hereby agree as follows:

                               A G R E E M E N T
                               -----------------

     1. DEFINITIONS. Capitalized terms shall have the meaning ascribed to them in this Section 1, or elsewhere in this Agreement.

     "ADVERTISING RIGHTS" means the advertising, promotional, sponsorship and similar rights sold or licensed with respect to the HealthCentral Network.

     "ADVERTISING DESIGNEE" means an employee of HealthCentral approved by Bailey. Christina Bailey is hereby proposed by HealthCentral and accepted by Bailey to serve as the Approved Designee, and Ms. Bailey shall remain so until and unless Bailey retracts his approval in writing or until Ms. Bailey's employment is terminated in due course by HealthCentral. If Ms. Bailey or other Approved Designee is unavailable, Bailey will himself assume the rights and obligations of Approved Designee.

     "BRAND FEATURES" of a party means such party's trademarks, trade names, service marks, service names, logos and other distinct brand elements that appear from time to time in such party's properties, ventures and services worldwide, and for which such party has established trademarks or trade dress rights, or which are protected by U.S. copyright laws, together with any modifications to the foregoing made by such party during the term of this Agreement.

     "BRAND GUIDELINES" means the guidelines for use of HealthCentral's Brand Features, as prescribed by HealthCentral from time to time.

     "END-USER" means an end-user who accesses the HealthCentral Network.

     "BAILEY CONTENT" means health and fitness topics which Bailey develops, licenses, or works on, as of the Effective Date and during the Term, consisting of books audio AND VIDEO tapes, and radio television show content produced and/or performed in by Bailey, and any other products produced and/or performed in by Bailey during the Term.

     "INTELLECTUAL PROPERTY RIGHTS" means all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including rights in and to all applications and registrations relating to any of the foregoing.

     "LAUNCH DATE" means the date on which the Bailey Content is made publicly available to End-Users via the HealthCentral Network.

     "LINK" means a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), logo or image, "button" or graphic box, and which allows an end-user to move automatically to or between web pages, web sites or within a web page.

     "THIRD PARTY SITES" means one or more web-sites on the Internet developed by HealthCentral for third parties.

     "OTHER INTERNET ENTITIES" means any entity other than HealthCentral whose business primarily involves the Internet or any entity providing portals, content, Internet service, search engines or broadband content or services.

     "URL" means Universal Resource Locator, which provides a unique Internet protocol address for accessing an Internet page.

     2.  HEALTHCENTRAL NETWORK DEVELOPMENT & MAINTENANCE.

          2.1 BAILEY CONTENT. Bailey will make available to HealthCentral the Bailey Content and/or access to the Bailey Content for delivery to HealthCentral at HealthCentral's expense Bailey will use reasonable commercial efforts and will cooperate with HealthCentral, to ensure the Bailey Content is current and accurate, and will provide HealthCentral with all Bailey Content and/or access to all Bailey Content promptly following its creation or production expect that preexisting bailey Content is limited as regards this paragraph to the extent the Bailey Content is within Bailey's possession and under Bailey's control.

          2.2  HEALTHCENTRAL NETWORK.

          (a) EDITORIAL CONTROL. HealthCentral will have sole editorial control of use of the Bailey Content in the HealthCentral Network, subject to the approval by Bailey or his Approved Designee. HealthCentral may include non-Bailey content in the HealthCentral Network, including on pages containing Bailey Content provided that no such use creates an actual or implied endorsement by Bailey of products or services produced or provided by other parties. HealthCentral shall have no obligation to use any portion of the Bailey Content for any purpose whatsoever.

          (b) HOSTING. HealthCentral will, at its own expense, provide and manage all servers, telecommunications, facilities maintenance, and operations related to the delivery of the HealthCentral Network to End-Users. HealthCentral will be solely responsible for providing technical and customer support to End-Users.

          (c) AUTOMATIC LINK TO HEALTHCENTRAL NETWORK. Bailey will use his commercially reasonable efforts to ensure that the preexisting Bailey website (currently located at www.covertbailey.com) will be automatically linked to the HealthCentral Network, so that users searching the Internet for "Bailey" or "Covert Bailey" will automatically be linked to the HealthCentral Network and not the preexisting Bailey website.

          2.3 COSTS AND EXPENSES. Except as otherwise expressly provided for herein, each party shall be responsible for and bear all costs and expense it incurs in connection with its execution of the Agreement, and in connection with its performance of its obligations and its exercise of its rights provided for in this Agreement. Any out of town travel required of Bailey by Healthcentral shall be at HealthCentral's expense, including airfare, ground transportation, hotel accommodations and meals (or a reasonable per diem for meals) and incidental expenses.

     3.  ADVERTISING.

          3.1 ADVERTISING RIGHTS. Bailey acknowledges and agrees that HealthCentral will exclusively own all Advertising Rights for the HealthCentral Network, and HealthCentral shall be entitled to retain all revenue arising from
the license or sale of such Advertising Rights.   Subject to Section 3.2,
HealthCentral will have sole control over the content of any advertising on the HealthCentral Network, except that no actual or implied endorsement by Bailey shall be created thereby.

          3.2 BAILEY APPROVAL. Bailey will have no right to reject or to prevent HealthCentral from including specific advertising on any pages within the HealthCentral Network which contain Bailey Content except that no actual or implied endorsement by Bailey shall be created thereby. Notwithstanding the foregoing, Bailey reserves the right to request that HealthCentral refuse to display, or remove, any Advertising from pages of the HealthCentral Network containing Bailey Content (i) that would violate any applicable law, regulation or third party right, or (ii) that Bailey in good faith reasonably determines:
(x) is inappropriate, (y) may result in liability or adverse publicity to Bailey, or (z) may otherwise damage the reputation or goodwill associated with Bailey and the Name; and HealthCentral shall use reasonable commercial efforts to comply with such request.

     4.  LICENSES.

          4.1 GRANT OF LICENSE BY BAILEY. Subject to the terms and conditions of this Agreement, and subject to the existing contracts and/or licenses with third parties as provided for in Section 4.2, Bailey hereby grants to HealthCentral for the Term of this Agreement, an exclusive, royalty-free, worldwide license under all of Bailey's Intellectual Property Rights (a) to use, reproduce, publicly display, publicly perform, distribute, modify, edit, he needs to pre-approve and transmit the Bailey Content in the HealthCentral Network; (b) to sublicense the use, reproduction, public display, public performance, distribution, modification, editing, and transmittal of the Bailey Content in Third Party Sites; and (c) to use, reproduce, publicly display, distribute and transmit the Name on and in connection with the HealthCentral Network and the Third Party Sites in conjunction with the proper use hereunder of Bailey Content in such Third Party Sites.

          (d) to modify and edit the Bailey Content for the purpose set forth immediately above the 4.1(c) subject to the approval of Bailey or his Approved Designee; and (d) to use , reproduce, publicly display, distribute and transmit the Name on and in connection with Healthcentral Network and the approved Third Party Sites in conjunction with the proper use here under of Bailey Content in such Third Party Sites. For purpose of the this paragraph "approved Third Party Sites" refers to search engines and other third party websites that transmit content in good taste and in a manner consistent with HealthCentral's terms of use policy.

          4.2 THIRD PARTY RELATIONSHIPS. Bailey is subject to obligations under the contracts and agreements listed in Exhibit 4.2. Bailey will not enter into any other contracts or relationships after the Effective Date which would conflict with the obligations of Bailey under this Agreement, including without limitation the exclusivity obligations of Section 5, without the express prior written approval of HealthCentral. HealthCentral will not use or exploit either the Bailey Content or Name controlled by third parties as set forth in Exhibit 4.2, without written approval form such third parties.

     4.3 RESERVED RIGHTS. Without limitation of the foregoing, each party reserves all rights other than those expressly granted in this Agreement, and no licenses are granted except as expressly set forth herein.

     5.  EXCLUSIVITY.

6.2 BY BAILEY. During the Term of this Agreement, without prior written approval of HealthCentral, Bailey shall not provide any Bailey Content, or other content relating to the topics of health and fitness, to any Other Internet Entity or other third party for use on the Internet. During the Term of this Agreement, Bailey shall not provide services to or for use on the Internet by any Other Internet Entity or other third party, including without limitation, services as a host, author, or contributor, and shall not authorize or permit any Other Internet Entity or other third party to use the Name on the Internet.

     6.  SERVICES.

     6.1 CHAT ROOM. Bailey will give good faith consideration as to his participation in an interactive "chat room", or similar public discussion and communication forum, on the HealthCentral Network at a frequency and on topics to be mutually determined.

     6.2 REFERENCES. Bailey shall use all reasonable efforts to make reference to the HealthCentral Network as appropriate in connection with his appearances on radio and television and publications of Bailey Content, including in newspapers, other periodicals, and books. Such efforts to make such website references are agreed by the parties to be a part of the exclusivity obligations of Bailey hereunder (except that Bailey may make incidental references to non-competing websites).

     6.3 FUTURE COOPERATION. The parties will use good faith efforts to discuss and negotiate the terms and conditions pursuant to which the parties may cooperate in providing additional services including without limitation coaching, product and merchandise sales.

     7.  PROPRIETARY INFORMATION.

     7.1 CONFIDENTIALITY. HealthCentral and Bailey hereby acknowledge that in the course of activities under this Agreement each of them may have access to confidential and proprietary information which relates to the other party's marketing, business, and technology (the "Confidential Information"). Each party agrees to, during the Term and for a five (5) year period following any expiration or termination of this Agreement: (a) preserve and protect the confidentiality of the other party's Confidential Information: (b) refrain from using the other party's Confidential Information except as contemplated herein; and (c) not disclose such Confidential Information to any third party except to employees as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees). Notwithstanding the foregoing, either party may disclose Confidential Information of the other party which is: (i) already publicly known; (ii) discovered or created by the receiving party without reference to the Confidential Information of the disclosing party, as shown in records of receiving party; (iii) otherwise known to the receiving party through no wrongful conduct of the receiving party, or (iv) required to be disclosed by law or court order. Moreover, any party hereto may disclose any Confidential Information hereunder to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto. Each party shall treat the terms of this Agreement as "Confidential Information", provided, however, that after the initial press release issued pursuant to the condition of paragraph 13.1 of this Agreement, either party may disclose the existence of this Agreement and, in general, the relationship between Bailey and HealthCentral.

     7.2  OWNERSHIP.

     (a) BY BAILEY. As between Bailey and HealthCentral, Bailey will have and retain full and exclusive right, title and ownership interest in and to the Bailey Content and the Name, together with any Intellectual Property Rights thereto.

     (b) BY HEALTHCENTRAL. As between Bailey and HealthCentral, HealthCentral will have and retain full and exclusive right, title and ownership interest in and to: (i) the HealthCentral Brand Features, (ii) the HealthCentral Network (except as set forth in subsection (a) above), and (iii) any Intellectual Property Rights to both of the foregoing.

     8.  TERMINATION.

     8.1  TERM.

     (a) INITIAL TERM. This Agreement will become effective as of the Effective Date and, unless sooner terminated as provided below, or as otherwise mutually agreed, shall remain effective for a period of four (4) years following the Launch Date (the "Initial Term").

     (b) RENEWAL. Six (6) months prior to the expiration of the Initial Term, the parties shall meet to negotiate the terms under which the parties would renew the Agreement.

     8.2 TERMINATION. This Agreement may be terminated at any time by a party, effective immediately upon notice, if the other party: (a) becomes insolvent;
(b) files a petition in bankruptcy, (c) makes an assignment for the benefit of its creditors, or (d) breaches any of its material responsibilities or obligations under the Agreement which breach is not remedied within thirty (30) days from receipt of written notice of such breach.


     8.3  EFFECT OF TERMINATION.  Upon expiration or termination of this
Agreement: (a) each party shall return or, at the disclosing party's request destroy, the Confidential Information of the other party, (b) all licenses granted herein shall terminate, (c) HealthCentral shall have no further right to use, and shall not use, Bailey Content in any way whatsoever and agrees to purge Bailey Content from all electronic memories owned by it or in its possession or under its control and (d) Sections 1, 7, 8.3, 9, 10, 11, and 13 will survive any termination or expiration of the Agreement.

  9. REPRESENTATION AND WARRANTIES.

     9.1  BY EACH PARTY.  Each party represents and warrants to the other that:
(a) (except for Bailey), such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     9.2 BY BAILEY. Bailey hereby represents and warrants that Bailey has assigned or otherwise transferred, and, throughout the Term, will assign or otherwise transfer to HealthCentral. sufficient rights to the Name, the Bailey Content, and such other Bailey property as are necessary for Bailey to grant to HealthCentral the licenses granted hereunder. Bailey hereby consents to the licenses and sublicenses, as applicable, of such rights to HealthCentral as provided for in this Agreement. The parties understand and agree that Bailey does not develop or provide and are not obligated hereunder to develop or provide software of any kind and nothing in this Agreement shall be construed to require the provision, development or licensing of software by Bailey.

     9.3 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION, NO PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE HEALTHCENTRAL NETWORK, THE NAME, THE BAILEY CONTENT AND ANY OTHER CONTENT PROVIDED HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     10.  INDEMNIFICATION.

     10.1 INDEMNIFICATION BY BAILEY. Bailey agrees, at its own expense, to defend or at its option to settle any claim or action brought against HealthCentral arising out of or relating to a claim that: (a) use of Bailey's Brand Features in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) the Bailey Content infringes the Intellectual

Property Rights of a third party or contains any material or information that is obscene, defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach by Bailey of any representation or warranty contained in Section 9; and Bailey will indemnify HealthCentral against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that HealthCentral provides Bailey with: (x) prompt written notice of such claim or action, (y) sole control and authority over the defense or settlement of such claim or action (provided that Bailey shall not enter into any settlement which materially affects HealthCentral's rights without HealthCentral's prior written consent), and (z) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     10.2 INDEMNIFICATION BY HEALTHCENTRAL. HealthCentral agrees, at its own expense, to defend or at its option to settle any claim or action brought against Bailey arising out of or relating to a claim that: (a) use of HealthCentral's Brand Features in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) the HealthCentral Network, excluding any Bailey Content contained therein, or the operation of the HealthCentral Network infringes the Intellectual Property Rights of a third party or contains any material or information that is obscene, defamatory, violates any law or regulation, or breaches the rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, and/or (c) results from a breach by HealthCentral of any representation or warranty contained in Section 9.1; and HealthCentral will indemnify Bailey against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that the Bailey Party provides HealthCentral with: (x) prompt written notice of such claim or action, (y) sole control and authority over the defense or settlement of such claim or action (provided that HealthCentral shall not enter into any settlement which materially affects Bailey's rights without Bailey's prior written consent) and (z) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     11.  LIMITATION OF LIABILITY.  EXCEPT FOR LIABILITY ARISING UNDER SECTIONS
7.1 AND 10, UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

     12.  COMPENSATION.

     (a) DOLLAR SUM. In consideration of Bailey's undertaking of responsibilities under this Agreement, HealthCentral will (a) pay Bailey the sum of thirty-six thousand dollars ($36,000) by the earlier of seven (7) days of the Launch Date or fifteen days after execution of this Agreement; and (b) beginning on the first day of the thirteenth (13th) month following the payment set forth immediately above, and monthly thereafter during the remainder of the Term, three thousand dollars ($3,000).

     (b) EQUITY. In consideration of Bailey's undertaking of responsibilities under this Agreement, HealthCentral will (a) issue Bailey as of the Effective Date five thousand (5,000) shares of the common stock of HealthCentral; and (b) grant Bailey non-qualified options to aquire twenty four thousand (24,000) shares of the common stock of HealthCentral (the "Option

Shares") at a strike price equal to the fair market value as of the Effective Date, which Option Shares shall vest at the rate of 1/48th of such shares on each monthly anniversary of the Effective Date, provided that Bailey continues to perform his obligations under this Agreement. These options will be subject to a one hundred eighty (180) day lock-up agreement, commencing on the effective date of HealthCentral's proposed initial public offering.

     13.  MISCELLANEOUS.

    13.1 PRESS RELEASE. Notwithstanding Section 7.1, the parties will cooperate to create appropriate, mutually agreeable, public announcements of the relationship set forth in this Agreement. No party will make any separate public announcement without first delivering the announcement to the other party and obtaining the other party's prior consent, which will not be unreasonably withheld or delayed.

     13.2 NOTICES. Any notice or other communication to be given hereunder will be in writing and given by facsimile, postpaid registered or certified mail return receipt requested, or electronic mail (with a copy concurrently mailed as set forth above). The date of receipt shall be deemed the date on which such notice is given. Notice hereunder will be directed to a party at the address for such party set forth in the first paragraph of this Agreement. A party may change its address for notice purposes hereof on written notice to the other party in accordance with this Section 13.2.

     13.3 NO JOINT VENTURE OR AGENCY. Nothing in this Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between Bailey and HealthCentral. Neither party is authorized to act as agent or bind the other party except as expressly stated in this Agreement.

     13.4 NO ASSIGNMENT. Neither party will transfer or assign any of its rights or assign or delegate any of its obligations under this Agreement, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party. Any purported transfer, assignment or delegation by either party without the appropriate prior written approval will be null and void and of no force or effect. Notwithstanding the foregoing, HealthCentral will have the right to assign its rights and obligations under this Agreement to any successor of such party by way of merger or consolidation or the acquisition of all or substantially all of the business and assets of the assigning party relating to the Agreement

     13.5 HEADINGS. Sections, titles or captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any of its provisions.

     13.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     13.7 ENTIRE AGREEMENT. This Agreement together with its Exhibits contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     13.8 GOVERNING LAW. This Agreement will be governed by and interpreted under the laws of the State of California, without giving effect to applicable conflicts of law principles.

     13.9 AMENDMENT. This Agreement may not be amended or modified by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties to which such amendment or modification applies by a duly authorized officer or representative.

     13.10 WAIVER. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party will be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     13.11 GENDER. Throughout this Agreement, the masculine gender shall be construed to include the feminine gender, the feminine gender to include the masculine gender, and the neuter gender to include the masculine and/or feminine gender as the context may require.

     13.12 DISPUTE RESOLUTION. Representatives from each party will meet within ten (10) business days after receipt of a request from either party to review in good faith any dispute with respect to the interpretation of any provision of this Agreement or with respect to the performance of either party under this Agreement. In the event a disagreement or dispute under this Agreement is not resolved by the designated representatives of each party by mutual agreement within ten (10) business days after a meeting to discuss the disagreement, either party may present the dispute to a mutually agreeable mediator for resolution. If such mediation does not resolve the dispute, such dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules who is knowledgeable in the Internet industry. In arriving at his award the arbitrator shall make every effort to find a solution to the dispute in the provisions of this Agreement and shall give full effect to all parts hereof. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. The location of the arbitration shall be Portland, Oregon. The arbitrator shall designate in his award the party which is the prevailing party and the prevailing party will be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs, incurred in connection with such arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if both parties hereto had signed the same document. All counterparts will be construed together and will constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the Effective Date.


By:
   -------------------------
   Covert Bailey



HEALTHCENTRAL.COM

By:
   -------------------------

Title:
      ----------------------